                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
           SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934


                            SIERRA PACIFIC RESOURCES
                            ------------------------
             (Exact name of registrant as specified in its charter)


                NEVADA                                  88-0198358
                ------                                  ----------
(State of incorporation or organization)      (IRS Employee Identification No.)

P.O. BOX 30150 (6100 NEIL ROAD), RENO, NEVADA        89520
---------------------------------------------        -----
(Address of principal executive offices)           (Zip Code)


If this Form relates to the               If this Form relates to the
registration of a class of                registration of a class of
securities pursuant to Section            securities pursuant to Section
12(b) of the Exchange Act and             12(g) of the Exchange Act and
is effective pursuant to                  is effective pursuant to
General Instruction A(c) check            General Instruction A(d) check
the following box. [X]                    the following box. [ ]

Securities Act registration statement file numbers to which this form relates:
333-72160 and 333-80149.

Securities to be registered pursuant to Section 12(b) of the Act:

                     PREMIUM INCOME EQUITY SECURITIES (PIES)
                    -----------------------------------------
                    (Title of each class to be so registered)

                             NEW YORK STOCK EXCHANGE
        ----------------------------------------------------------------
        (Name of each exchange on which each class is to be registered):


Securities to be registered pursuant to Section 12(g) of the Act:    NONE

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

           For a description of the Registrant's securities, reference is made to "Description of the PIES" in Sierra Pacific Resources' prospectus supplement, dated November 7, 2001, to the Registrant's prospectus, dated November 7, 2001, filed in Pre-Effective Amendment No. 1 to the Registration Statement (which also constitutes a Post-Effective Amendment to the Registration Statement, File No. 333-80149) on Form S-3/A, filed on November 7, 2001 (File No. 333-72160), which is hereby incorporated by reference.


Item 2.  EXHIBITS

     EXHIBIT NO.                        DESCRIPTION

         1 Pre-Effective Amendment No. 1 to the Registration Statement, File No. 333-72160 (which also constitutes a Post-Effective Amendment to the Registration Statement, File No. 333-80149) on Form S-3/A, dated November 7, 2001.

         2 Restated Articles of Incorporation of Sierra Pacific Resources dated July 28, 1999 (filed as Exhibit 3(A) to Form 10-K for year ended December 31, 1999).

         3 By-laws of Sierra Pacific Resources as amended through February 25, 2000 (filed as Exhibit 3(A) to Form 10-K for year ended December 31, 2000).

         4 Amended and Restated Rights Agreement dated February 28, 2001 between Sierra Pacific Resources and Wells Fargo Bank Minnesota, N.A. as successor Rights Agent (filed as Exhibit
                     4.1 to the Registration Statement on Form S-3 filed July 2, 2001, File No. 333-64438).

         5 Indenture between Sierra Pacific Resources and The Bank of New York, as Trustee (filed as Exhibit 4.1 to Form 8-K dated May 22, 2000).

         6 Form of Officer's Certificate establishing the terms of the Senior Notes to be issued in connection with the PIES (filed as Exhibit 4.5 to Amendment No. 1 to the Registration Statement on Form S-3/A, File No. 333-72160).

         7 Form of Senior Note (filed as part of Exhibit 4.5 to Amendment No. 1 to the Registration Statement on Form S-3/A, File No. 333-72160).

         8 Form of Purchase Contract Agreement between Sierra Pacific Resources and The Bank of New York (filed as Exhibit 4.7 to Amendment No. 1 to the Registration Statement on Form S-3/A, File No. 333-72160).

         9           Form of Corporate PIES Certificate (filed as part of
                     Exhibit 4.7 to Amendment No. 1 to the Registration Statement on Form S-3/A, File No. 333-72160).

         10          Form of Treasury PIES Certificate (filed as part of Exhibit
                     4.7 to Amendment No. 1 to the Registration Statement on Form S-3/A, File No. 333-72160).

         11 Form of Pledge Agreement between Sierra Pacific Resources and Wells Fargo Bank Minnesota, N.A.(filed as Exhibit 4.9 to Amendment No. 1 to the Registration Statement on Form S-3/A, File No. 333-72160).

         12 Form of Remarketing Agreement between Sierra Pacific Resources and Lehman Brothers Inc. (filed as Exhibit 4.10 to Amendment No. 1 to the Registration Statement on Form S-3/A, File No. 333-72160).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: November 9, 2001               SIERRA PACIFIC RESOURCES


                                      By: /s/ Richard K. Atkinson
                                          ------------------------------------
                                           Richard K. Atkinson
                                           Treasurer and Investor
                                           Relations Officer